                                                                    EXHIBIT 21.1

                          TRANSATLANTIC HOLDINGS, INC.
                           SUBSIDIARIES OF REGISTRANT

                                                                                    % OF VOTING
                                                                                     SECURITIES
                                                                                    OWNED BY ITS
                                                                JURISDICTION OF      IMMEDIATE
                    NAME OF CORPORATION                          INCORPORATION         PARENT
                    -------------------                          -------------         ------
Transatlantic Reinsurance Company...........................  New York, U.S.A.          100%
    Putnam Reinsurance Company..............................  New York, U.S.A.          100%*
    Trans Re Zurich.........................................  Zurich, Switzerland       100%*
    Transatlantic Re (Argentina) S.A........................  Argentina                 100%*
    Transatlantic Re (Brasil) Ltda..........................  Brazil                    100%*
    Transatlantic Polska Sp. z o.o. ........................  Warsaw, Poland            100%*

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* The common stock is owned 100% by Transatlantic Reinsurance Company.